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                               LUCENT TECHNOLOGIES INC.

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


On April 25, 2006, Lucent Technologies Inc. sent the following senior leadership update to certain of its employees:


LUCENT TECHNOLOGIES
SENIOR LEADERSHIP UPDATE
APRIL 25, 2006


IN THIS ISSUE: LUCENT REPORTS RESULTS FOR SECOND QUARTER OF FISCAL 2006

     >    ANALYST WEBCAST INFORMATION
     >    NEWS RELEASE
     >    TALKING POINTS

This morning we announced our financial results for the second quarter of fiscal 2006. We reported net income of $181 million, or 4 cents per diluted share. These results compare with a net loss of $104 million, or 2 cents per share, in the first quarter of fiscal 2006, and net income of $267 million, or 6 cents per diluted share, in the year-ago quarter. We also reported revenues of $2.14 billion in the quarter, an increase of 4 percent sequentially and a decrease of 8 percent from the year-ago quarter.

2Q06 HIGHLIGHTS

We reported a strong gross margin of 43 percent and operating margin of 12 percent. This compared with a gross margin of 42 percent in the first quarter of fiscal 2006 and 42 percent in the year-ago quarter.

     > Operating expenses for the second quarter of fiscal 2006 were $677 million as compared with $940 million for the first quarter of fiscal 2006, which included a $278 million charge related to the judgment in the Winstar litigation, and $707 million in the year-ago quarter.

Our revenues increased modestly on a sequential basis, resulting from a measured pace of growth in some of the markets in which we participate, particularly in North America where we have seen slower-than-anticipated wireless deployments.

LOOKING AHEAD

While we continue to expect revenue in the second half of fiscal 2006 to significantly improve over the first half, we now expect annual revenues for fiscal 2006 to be down year over year.

     > Given the pending merger with Alcatel, we are discontinuing our practice of providing specific annual guidance.
     > We will continue to focus on improving our operational performance as we prepare for successful integration with our merger partner.

MORE INFORMATION

More details about our first quarter fiscal 2006 results are available in the news release (linked below), followed by talking points to help you in your discussions with employees.

Pat Russo will send an e-mail letter to all employees covering today's announcement.

LIVE WEBCAST OF ANALYST CALL

Pat Russo and John Kritzmacher will host a call with financial analysts today beginning at 8:30 a.m. Eastern time. A live webcast of the call can be accessed at: http://my.lucent.com/eb/pr/webcast/042506webcast.html
    -----------------------------------------------------


NEWS RELEASE
------------

To read today's second quarter earnings news release, click here.
                                                            ----

TALKING POINTS
--------------

KEY MESSAGES
------------

THIS QUARTER, WE REPORTED SOLID OPERATIONAL RESULTS AS EVIDENCED BY A STRONG GROSS MARGIN OF 43 PERCENT, OPERATING MARGIN OF 12 PERCENT AND NET INCOME OF $181 MILLION, OR 4 CENTS PER DILUTED SHARE.

The strict financial discipline we have instilled in our business operations continues to benefit our bottom line.

Our revenues increased modestly on a sequential basis, resulting from a measured pace of growth in some of the markets in which we participate -- particularly in North America where we have seen slower-than-anticipated wireless deployments.

We did see increased sequential sales in such areas as optical, mobility, professional services and applications during the quarter.

The ramp-up in spending is occurring more slowly than we anticipated. While we continue to expect revenue in the second half of fiscal 2006 to significantly improve over the first half, we now expect annual revenues to be down year over year.

MERGER
------

We are excited by the opportunity to merge our business with Alcatel to create the world's leading communications solutions provider.

We have heard many positive comments from our customers about the merger and about the opportunities available to the combined company.

We have begun our integration planning and we are on track to compete the merger in the next six to 12 months.

2Q06 RESULTS
------------

     > We achieved gross margin of 43 percent, compared with 42 percent in 1Q06 and in the year-ago quarter.
     >    We recorded a net income of $181 million or 4 cents per diluted share.

     > We recorded revenues of $2.14 billion, an increase of 4 percent sequentially and a decrease of 8 percent year over year.
     > The modest sequential increase was the result of a measured pace of growth in some of the markets in which we participate, primarily due to slower-than-anticipated wireless deployments in North America.
     > The year-over-year decrease is driven primarily by a continued slowdown in China and India, due primarily to declines in PHS sales and delays in the issuance of 3G licenses in China, and, to a lesser extent, our selective participation in highly competitive market opportunities in India.
     > We ended the quarter with $4 billion in cash and marketable securities.

2Q06 SEGMENT RESULTS

     > Our MOBILITY ACCESS AND APPLICATIONS SOLUTIONS business revenues were $1 billion, an increase of 6 percent sequentially and a decline of 18 percent year over year.

     > Our MULTIMEDIA NETWORKS SOLUTIONS business revenues were $388 million, a decline of 2 percent sequentially and an increase of 8 percent year over year.

     > Our CONVERGED CORE SOLUTIONS business revenues were $151 million, an increase of 4 percent sequentially and a decline of 21 percent year over year.

     > Our SERVICES business revenues were $548 million, an increase of 1 percent sequentially and decline of 5 percent year over year.


SECOND HALF FISCAL 2006 OPPORTUNITIES
-------------------------------------

NORTH AMERICA

Although our North American revenues for the first half of fiscal 2006 are slightly below the year-ago period, the fundamentals of the business remain solid.

     > We expect wireless deployments in North America to build through the remainder of the year, with an acceleration in the fourth fiscal quarter around UMTS and EVDO Rev A deployments.
     > Other areas for growth, albeit on a smaller scale, include hosted VoIP services and multivendor maintenance. We also expect to see continued investment by customers in these areas in 2007.

EUROPE

We also anticipate a ramp-up on network transformation projects in Europe during the second half of the fiscal year compared with the first half.
     > We have already announced a services contract with BT for its 21st Century network.
     > We have additional services opportunities with European customers that we expect to close in the near future.

CALA

We continue to expect growth across our portfolio of products and services during second half of the fiscal year.
     > We announced last week that we had signed an agreement to support Telefonica's IPTV service rollouts worldwide -- which has strengthened our foothold in both CALA and other markets that Telefonica serves -- resulting in increased opportunities for both our access and services businesses.

APPLICATIONS

In addition, we expect our applications business' second half revenues to be higher than the first half in North America, Europe and the Asia-Pacific region as we gain traction with new customers around the world.

IMS

We continue to expect our customers to invest in next-generation of networks based on IMS, which will play to tour leadership position in that space.

     > To date, we have announced eight customers for our IMS portfolio, including wins with BellSouth, Cingular, AT&T, Sprint and Paetec in the United States, and O2 and Netia in Europe.
     > In addition, we have 77 trials ongoing for our IMS-based network elements with 16 fixed, mobile and converged customers.

Obviously, this represents A SIGNIFICANT OPPORTUNITY FOR US. And we believe the depth and breadth of our IMS solution, our unique Bell Labs technologies and the multivendor network integration skills and expertise offered by Lucent Worldwide Services, all position us well.

As we have said in the past, IMS is more of a longer-term play in terms of revenue, but our early leadership has positioned us well for when IMS revenues begin to ramp up in 2007 and beyond.

SECOND FISCAL QUARTER 2006 HIGHLIGHTS
-------------------------------------

Lucent made several significant announcements this quarter related to key technologies for next-generation networks, including 3G mobile networks, IMS, VoIP, services, next-generation data and optical solutions, broadband access and applications.

3G MOBILE NETWORKS: Lucent continued the momentum of its third generation (3G) mobile networking solutions:

     > Unveiled the Lucent Base Station Router (BSR), a groundbreaking Bell Labs innovation that combines a base station, radio network controller and core network router functionalities into one element, dramatically simplifying and reducing the cost of operating IP-based mobile networks.
          o O2 is currently conducting laboratory trials of the Lucent BSR in Germany.

          o BSR won first place in CTIA WIRELESS 2006 Wireless Emerging Technologies (E-tech) Award in the category of "Most Innovative In-Building Solution."
     > Cingular expanded the market coverage of Lucent's existing agreement to supply 3G UMTS (Universal Mobile Telecommunications System) network equipment, including an enhanced version of UMTS technology, called High-Speed Downlink Packet Access (HSDPA).

IMS/VOIP: Lucent continued to lay the foundation for offering advanced multimedia communication services for consumer and enterprise customers.

     > Lucent and IBM announced that they will develop, market and deliver joint solutions based on IMS that will accelerate the introduction of new blended services for wireless and wireline carriers.
     > Brasil Telecom, one of the largest broadband service providers in Latin America, selected Lucent to deploy elements of its IMS solution for networks in the Curitiba, Sao Paulo and Brasilia regions.

SERVICES: Lucent services solutions were components of 12 contracts announced around the world during the second quarter, including agreements with:

     > Sprint to provide network hosted VoIP services to its enterprise customers worldwide.
     > The European Commission, Directorate General Information Society and Media, to provide a comprehensive analysis of the factors influencing the availability of Europe's electronic communications infrastructure, including its Internet and mobile networks.
     > Pacific Crossing Limited to help operate their undersea communications link between the U.S. and Japan, and a multivendor maintenance services contract with Hanaro Telecom, Korea's second largest wireline and broadband operator.

NEXT-GENERATION DATA AND OPTICAL, AND BROADBAND ACCESS:

     > Lucent announced an agreement to purchase certain assets of Riverstone Networks, a maker of Ethernet routers.
     > Lucent was awarded a prime contract with the U.S. Army worth up to $94 million to provide network integration services, as well as its Metropolis Wavelength Services Manager(R) optical networking platform and software, creating a multicountry U.S. Army high-speed optical network.
     > Lucent and T-Com have renewed their existing agreements -- which will span a period of two years - Lucent will continue to supply leading-edge optical networking technology from its SDH and DWDM portfolio, will provide upgrades to its multivendor network management solution, and services support.

APPLICATIONS:

     > Lucent announced that it is supplying vistream, the first German Mobile Virtual Network Enabler, with advanced network and real-time rating and charging solution, including the MiLife(R) Application Server and MiLife(R) SurePay(R) application -- both are elements in Lucent's IMS solution.

--------------------------------------------------------------------------------

Lucent Technologies Senior Leadership Update is a proprietary publication of Lucent Technologies Public Relations. We send the publication to all senior leaders and directors in the company so that you will have advance information about major announcements and initiatives, and so that you can pass the information on to the people with whom you work. Past issues are available at Infoview (only directors and senior leaders can access the archive). For additional information, please contact Tom Landers; telephone: 908 582-5897; facsimile: 908 582-2322; mail: 600 Mountain Ave. Room 3C-433, Murray Hill, NJ 07974.


SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION

This document contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's Form 10-K for the year ended September 30, 2005 and Alcatel's Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the US Securities and Exchange Commission. Except as required under the US federal securities laws and the rules and regulations of the US Securities and Exchange Commission, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, Alcatel and Lucent intend to file relevant materials with the Securities and Exchange Commission (the "SEC"), including the filing by Alcatel with the SEC of a Registration Statement on Form F-6 and a Registration Statement on Form F-4 (collectively, the "Registration Statements"), which will include a preliminary prospectus and related materials to register the Alcatel American Depositary Shares ("ADS"), as well as the Alcatel ordinary shares underlying such Alcatel ADSs, to be issued in exchange for Lucent common shares, and Lucent and Alcatel plan to file with the SEC and mail to their respective stockholders a Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about Lucent, Alcatel, the transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by Lucent and Alcatel through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus when they become available from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.

         Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.

         Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Alcatel's Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.